Exhibit 10G
 CNA INTER-COMPANY EXPENSE AGREEMENT


This Agreement made this lst day of January, 1977 by and between the following affiliated companies, all of which are hereinafter individually and collectively called Affiliates: Continental Casualty Company, an Illinois corporation, Continental Assurance Company, an Illinois corporation, American Casualty Company of Reading, Pa., a Pennsylvania corporation, National Fire Insurance Company of Hartford, a Connecticut corporation, Transportation Insurance Company,an Illinois corporation, Mid-States Insurance Company, an Illinois corporation, Transcontinental Insurance Company, a New York corporation, Valley Forge Insurance Company, a Pennsylvania corporation and CNA Casualty o f California, a California corporation, Valley Forge Life Insurance Company, a Pennsylvania corporation, Mid-States Life Insurance Company of America, a Florida corporation, CNA Assurance Company, a Canadian corporation, Canadian
Premier Life Insurance Company, a Canadian corporation, Columbia Casualty Company, an Illinois corporation, CNA Casualty of Puerto Rico, a Puerto Rico cor poration, CNA Financial Corporation, a Delaware corporation, CNA Investor Services, Inc., an Illinois corporation, CNA Realty Corp., a Delaware corporation, CNA Reinsurance of London, Limited, a coporation of Great Britain, CNA Adniinistrative Services, Inc., an Illinois corporation, ACCO, Inc., a Pennsylvania corporation, ACCO Realty Company, a Pennsylvania corporation, Modern American Corporation, a,New Jersey corporation, General Finance Corporation, a Delaware corporation, CNA Actuarial Consultants, Inc., a Delaware corporation, Tensco, Inc., a Delaware corporation.

WHEREAS, each Affiliate, herein called Billing Affiliate, may operate certain units or departments which perform the services for or provide services to other Affiliates, herein called Receiving Affiliate, by reason of which the Billing Affiliate incurs and pays in the first instance certain expenses which in whole or in pa-rt should be borne by the Receiving Affiliate(s), and

WHEREAS, the parties wish to determine, apportion and make settlement of such expenses; NOW, THEREFORE, in consideration of the premises, the parties mutually agree as follows:

1. The senior financial officer of each Affiliate is responsible for establishing equitable coding for expenses paid and reasonable allocation bases for the cost of services performed for the Receiving Affiliates within each department which performs such services in accordance with prudent and generally accepted accounting principles.

2. Each accounting period the Billing Affiliate will bill each Receiving Affiliate for such charges and the Receiving Affiliates will promptly pay these charges.

3. The individual in each Affiliate who is responsible for reviewing these charges of the allocation bases may ask the senior financial officer of the Billing Affiliate to review the coding and departmental allocation bases. Survey data for establishment of allocation bases shall remain part of the accounting records of the Billing Affiliate.

4. Any Affiliate may request a redetermination of the reasonableness of an allocation base or expense paid, and, if agreed to by the Billing Affiliate, receive credit for retroactive adjustment of expenses within any calendar year.

5. If the parties cannot agree on the expenses or allocations referred to in Paragraph I or on an adjustment referred to in Paragraph 4, the items on which agreement cannot be reached shall be submitted to the Controller or other financial or executive officer of the parties in question for final determination.

6. This Agreement shall become effective January 1, 1977, shall supersede all prior agreements between any of the parties pertaining to the subject matter of this Agreement, and shall continue in effect until canceled.

7. This Agreement may be canceled by any party as of the first day of any month by giving each other party thirty (30) days' prior written notice of such cancellation.

8. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year indicated.



                                          C0NTINENTAL CASUALTY COMPANY

Date:                                     By
                                             ----------------------------------

                                          CONTINENTAL ASSURANCE COMPANY

Date:                                     By
                                             ----------------------------------

                                          AMERICAN CASUALTY COMPANY OF
                                             READING, PA.

Date:                                     By
                                             ----------------------------------

                                          NATIONAL FIRE INSURANCE COMPANY OF
                                             HARTFORD

Date:                                     By
                                             ----------------------------------

                                          TRANSPORTATION INSURANCE COMPANY

Date:                                     By
                                             ----------------------------------

                                          MID-STATES INSURANCE COMPANY

Date:                                     By
                                             ----------------------------------

                                          TRANSCONTINENTAL INSURANCE COMPANY

Date:                                     By
                                             ----------------------------------

                                          VALLEY FORGE INSURANCE COMPANY

Date:                                     By
                                             ----------------------------------

                                          CNA CASUALTY OF CALIFORNIA

Date:                                     By
                                             ----------------------------------

                                          VALLEY FORGE LIFE INSURANCE COMPANY

Date:                                     By
                                             ----------------------------------


                                          MID-STATES LIFE INSURANCE COMPANY OF
                                             AMERICA

Date:                                     By
                                             ----------------------------------


                                          CNA ASSURANCE COMPANY

Date:                                     By
                                             ----------------------------------

                                          CANADIAN PREMIER LIFE INSURANCE
                                             COMPANY

Date:                                     By
                                             ----------------------------------

                                          COLUMBIA CASUALTY COMPANY

Date:                                     By
                                             ----------------------------------

                                          CNA CASUALTY OF PUERTO RICO

Date:                                     By
                                             ----------------------------------

                                          CNA FINANCIAL CORPORATION

Date:                                     By
                                             ----------------------------------

                                          CNA INVESTOR SERVICES, INC.

Date:                                     By
                                             ----------------------------------

                                          CNA REALTY CORP.

Date:                                     By
                                             ----------------------------------

                                          CNA REINSURANCE OF LONDON, LIMITED

Date:                                     By
                                             ----------------------------------

                                          CNA ADMINISTRATIVE SERVICES, INC.

Date:                                     By
                                             ----------------------------------

                                          ACCO, INC.

Date:                                     By
                                             ----------------------------------

                                          ACCO REALTY COMPANY

Date:                                     By
                                             ----------------------------------

                                          MODERN AMERICA CORPORATION

Date:                                     By
                                             ----------------------------------

                                          GENERAL FINANCE CORPORATION
Date:                                     By
                                             ----------------------------------

                                          CNA ACTUARIAL CONSULTANTS, INC.
Date:                                     By
                                             ----------------------------------

                                          TENSCO, INC.
Date:                                     By
                                             ----------------------------------